Exhibit 10.1

AMENDMENT ONE
FIRST COMMUNITY BANCSHARES, INC.
DEFERRED COMPENSATION
AND SUPPLEMENTAL BONUS PLAN FOR KEY EMPLOYEES

First Community Bancshares, Inc. (“Corporation”), pursuant to Section 7 of the First Community Bancshares, Inc. Deferred Compensation and Supplemental Bonus Plan for Key Employees (the “Plan”), hereby amends and terminates the Plan as of December 31, 2010 as follows:

1.	All references to termination of employment contained in the Plan shall have the same meaning as the phrase “termination of employment” is defined in Treas. Reg. § 1.409A-1(h).

2.	The last sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

Distribution of all amounts credited to the Participant’s Account shall be made in the form (installment payments or lump sum) as selected in the deferral election form(s) submitted by the Participant with respect to the deferred compensation.

3.	The last sentence of Section 4(b) of the Plan shall be deleted in its entirety and replaced with the following:

Distribution of all amounts credited to the Participant’s Account shall be payable in a lump sum with such payment being owed no later than the first day of the month following sixty days after the Participant’s death.

4.	Section 4(c) of the Plan shall be deleted in its entirety and replaced with the following:

Upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of service or employment with the Corporation and all other Employers), the balance of his Account on the date of his death, shall be payable to the Participant’s designated beneficiary or beneficiaries in a lump sum payable no later than the first day of the month following sixty days after the Participant’s death.

5.	Section 4(d) of the Plan shall be deleted in its entirety.

6.	Section 8 of the Plan shall be deleted in its entirety and replaced with the following:

The Board may terminate the Plan at any time.  The termination of the Plan shall not cause immediate distributions to any participant.  Rather, following termination of the Plan, amounts credited to a Participant’s Account shall be distributed in the same manner and time previously selected in the deferral election form(s) submitted by the Participant.  No additional amounts shall be credited to the Account of a Participant following termination of the Plan other than earnings thereon credited pursuant to Section 3.